As filed with the Securities and Exchange Commission on June 7, 2024

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNH INDUSTRIAL N.V.

(Exact name of registrant as specified in its charter)

Netherlands	98-1125413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cranes Farm Road Basildon, Essex, SS14 3AD, United Kingdom	N/A
(Address of Principal Executive Offices)	(Zip Code)

CNH Industrial N.V. Equity Incentive Plan

(Full title of the plan)

Roberto Russo, Chief Legal and Compliance Officer

CNH Industrial N.V.

Cranes Farm Road

Basildon, Essex, SS14 3AD, United Kingdom

(Name and address of agent for service)

+44 2079 251964

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by CNH Industrial N.V. (the “Registrant”) pursuant to General Instruction E on Form S-8 for the purpose of registering additional common shares of the Registrant, par value €0.01 per share (the “Common Shares”), in connection with the CNH Industrial N.V. Equity Incentive Plan, as amended and restated (the “EIP”), for which a Registration Statement on Form S-8 relating to the EIP is effective. This Registration Statement registers an additional 250,000 Common Shares issuable pursuant to the EIP. The contents of the previous Registration Statements on Form S-8 filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) for the EIP (File Nos. 333-196574 and 333-238912) on June 6, 2014 and June 3, 2020, respectively, to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February  29, 2024, as amended by the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed on March  19, 2024.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 6, 2024.

(c) The Registrant’s Current Reports on Form 8-K filed on January 12, 2024, February  14, 2024 (Item 8.01 only), April  19, 2024, April  22, 2024 (Item 5.02 only), May  9, 2024 (Item 5.02 and Item 5.07) and May 31, 2024 (Item 5.02 only) (only those portions deemed filed and not furnished).

(d) Description of the Common Shares included or incorporated by reference under Item 1 of the Company’s Registration Statement on Form 8-A (No. 001-36085), as filed by the Company with the SEC on September 23, 2013, including any amendments or reports filed for the purpose of updating such documents.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Association (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F for the year ended December 31, 2014)

4.2	CNH Industrial N.V. Equity Incentive Plan, as amended and restated May 3, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed March 9, 2024)

5.1	Opinion of Freshfields Bruckhaus Deringer LLP (filed herewith)

23.1	Consent of Freshfields Bruckhaus Deringer LLP (contained in Exhibit 5.1)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney of Certain Directors and Officers of CNH Industrial N.V. (included in signature pages to this Registration Statement)

24.2	Power of Attorney of Authorized Representative in the United States (included in signature pages to this Registration Statement)

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basildon, United Kingdom on June 7, 2024.

CNH INDUSTRIAL N.V.

By:	/s/ Oddone Incisa
Name: Oddone Incisa
Title: Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Suzanne Heywood and Oddone Incisa (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Common Shares and any Blue Sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky laws or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Common Shares that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Common Shares, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on June 7, 2024.

/s/ Scott W. Wine Scott W. Wine	Chief Executive Officer and Executive Director (Principal Executive Officer)

/s/ Oddone Incisa Oddone Incisa	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Suzanne Heywood Suzanne Heywood	Executive Director and Chair of the Board

/s/ Elizabeth Bastoni Elizabeth Bastoni	Director

/s/ Howard W. Buffett Howard W. Buffett	Director

/s/ Richard J. Kramer Richard J. Kramer	Director

/s/ Karen Linehan Karen Linehan	Director

/s/ Alessandro Nasi Alessandro Nasi	Director

/s/ Vagn Sørensen Vagn Sørensen	Director

/s/ Åsa Tamsons Åsa Tamsons	Director

/s/ Emily A. Sturges Emily A. Sturges	Authorized Representative in the United States